FORM NSAR
Q77.O Transactions effected pursuant to Rule 10F3
Fidelity Advisor Series VII

Series Number	Fund	Trade Date	Settle Date	Security Name:	Size of Offering:	Aggregate Offering Value	Price:	Shares Purchased	Transaction Value	Underwriter Fidelity Purchased From	Underwriting Members:(1)	Underwriting Members:(2)	Underwriting Members:(3)
14	FA REAL ESTATE FUND	12-Aug-03	18-Aug-03	Texas Capital Bancshares Inc	6,000,000	$66,000,000	$11.00	100	$1,100.00	LEHM	Lehman Brothers Inc	US Bancorp Piper Jaffray Inc	Suntrust Robinson - Humphrey